 EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13G, dated July 1, 2025 (this “Schedule 13G”), with respect to the Class A Common Shares, $0.00005 par value per share, of CI&T Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an Exhibit to this Schedule 13G. Each of the undersigned agrees to be responsible for the timely filing of this Schedule 13G and for the completeness and accuracy of the information concerning itself contained therein. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of July 1, 2025.

BW Gestão de Investimentos Ltda.

By:	/s/ Marcia Maria Freitas de Aguiar
Name:	Marcia Maria Freitas de Aguiar
Title:	Executive Officer

By:	/s/ Pedro Frade de Andrade
Name:	Pedro Frade de Andrade
Title:	Officer

Brasil Warrant Administração de Bens e Empresas S.A.

By:	/s/ Marcia Maria Freitas de Aguiar
Name:	Marcia Maria Freitas de Aguiar
Title:	Executive Officer

By:	/s/ Melissa Mina Imai
Name:	Melissa Mina Imai
Title:	Attorney-in-fact

Lepton Fund Ltd.

By:	/s/ Marcia Maria Freitas de Aguiar
Name:	Marcia Maria Freitas de Aguiar
Title:	Director

By:	/s/ Pedro Frade de Andrade
Name:	Pedro Frade de Andrade
Title:	Director

Unicorp International Finance Corporation

By:	/s/ Marcia Maria Freitas de Aguiar
Name:	Marcia Maria Freitas de Aguiar
Title:	Director

By:	/s/ Melissa Mina Imai
Name:	Melissa Mina Imai
Title:	Director

Santana Investimentos Ltd.

By:	/s/ Marcia Maria Freitas de Aguiar
Name:	Marcia Maria Freitas de Aguiar
Title:	Director

By:	/s/ Melissa Mina Imai
Name:	Melissa Mina Imai
Title:	Director